UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016 (June 15, 2016)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2016, Alexza Pharmaceuticals, Inc. (the “Company”) was notified by The NASDAQ Stock Market LLC (“Nasdaq”) that trading in the Company’s common stock (“Common Stock”) on The Nasdaq Capital Market will be suspended effective with the open of business on Friday, June 17, 2016, due to the Company’s continued non-compliance with the continued listing requirement as set forth in NASDAQ Rule 5550(b)(2) based on the market value of the Company’s listed securities as of June 14, 2016. The minimum market value of listed securities for continued listing on The Nasdaq Capital Market is $35 million. The June 14, 2016 date constituted the outside date by which the Company must remedy the listing deficiency in accordance with the discretion afforded to the Company by the Nasdaq Hearings Panel (the “Panel”) under the Nasdaq Listing Rules after the Company’s appearance before the Panel on February 25, 2016. The Company understands that its common stock will be formally delisted from Nasdaq following Nasdaq’s filing of a Form 25 “Notification of Delisting” with the Securities Exchange Commission after all applicable Nasdaq review and appeal periods have lapsed.

The Company expects its common stock to begin trading on the OTC Market’s Pink market tier at the open of business on June 17, 2016 under the Company’s current trading symbol “ALXA.”

The delisting of the Common Stock from The Nasdaq Capital Market could impair the liquidity and market price of the Common Stock. Additionally, the delisting of the Common Stock from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

On May 9, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Grupo Ferrer Internacional, S.A., a Spanish sociedad anonima (“Ferrer”) and Ferrer Pharma Inc., a Delaware corporation and a wholly owned indirect subsidiary of Ferrer (“Purchaser”), and upon the terms and subject to the conditions thereof, Purchaser has commenced a cash tender offer to acquire all of the outstanding shares of the Common Stock (excluding any shares of our Common Stock held, directly or indirectly, by Ferrer) (the “Offer”). Following the consummation of the Offer, the Merger Agreement provides that Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Ferrer. If the Merger is completed, the Company anticipates that its Common Stock will no longer be traded on any public markets, including the OTC Market’s Pink market tier or otherwise.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurances that the Company will be successful in listing its Common Stock for sale in the OTC Market’s Pink market tier or that the Company will successfully complete the Merger. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: June 16, 2016	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer